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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of _____________, 1999, by and between FIFTH THIRD BANK, NORTHWESTERN OHIO, N.A., a national banking association (the "Company") and JOHN F. ZIEGLER (the "Employee").

                              W I T N E S S E T H :

WHEREAS, pursuant to the terms of an Affiliation Agreement, dated as of ___________, 1999 (the "Affiliation Agreement"), The Strongsville Savings Bank ("Strongsville") will merge with and into the Company with the Company as the surviving corporation; and,

WHEREAS, the services of the Employee are of a special, unique and unusual character which gives them distinctive value and the Company desires that the Employee continue after the merger to render services to the Company, in accordance with the terms and conditions set forth herein; and,

WHEREAS, the Employee desires to be employed by the Company pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual benefits and covenants contained herein, it is hereby agreed as follows:

1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company, all in accordance with the terms and conditions hereof on the date hereof (the "Effective Date") and expiring on the date three (3) years from the Effective Date (the "Expiration Date") or the Employee's employment with the Company is terminated as hereinafter provided. The term of the Employee's employment as set forth above is referred to herein as the "Employment Period".

2.       DUTIES.
         2.1 During the Employment Period, the Employee shall be employed by the Company in the position of Vice President of the Company, and shall be subject to the general supervision, direction and control of the President and CEO of the Company. The Employee shall perform such duties as are customary and appropriate in such capacities or offices.


         2.2 It is understood and agreed that, without prior written approval from the Board (which approval shall not be unreasonably withheld), the Employee may not engage in any other business activities during the period of Employee's employment by the Company, whether or not for profit or other pecuniary advantage. Notwithstanding the foregoing, (a) nothing contained in this Section 2.2 shall preclude the Employee from any investment or activity that existed at the time of this Agreement and which was disclosed by the Employee to the Company; (b) the Employee may make personal financial investments



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         after the date of this Agreement which do not involve any active participation on Employee's part if such investments are made in compliance with Section 5.2 below, and (c) the Employee may engage in charitable, educational, religious, civic, trade associations and similar types of activities, and (d) the Employee may serve on the board of directors of such other entities as may be approved by the Board; provided, however, that any such activities described in item
         (c) above must be reported promptly to the Board, and any such activities described in items (c) and (d) above (i) must not interfere with the business of the Company or any Affiliate (as defined in Section 2.3 below) or the performance of the Employee's duties under this Agreement, and (ii) must not conflict with the Company's or any Affiliate's policies concerning conflicts of interest. Any director's or other fees received by the Employee related to activities described in (a) and (d) above may be retained by such Employee.

         2.3 For purposes of this Agreement, an "Affiliate" of any person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The term "person", for purposes of this definition, shall include any corporation, partnership, limited liability company, trust or other entity but shall not include any individual. The Employee acknowledges that all references to an "Affiliate" of the Company shall include, without limitation, any of its direct or indirect wholly owned or majority-owned subsidiaries of Fifth Third Bancorp ("Fifth Third Bancorp").

3.       COMPENSATION.
         3.1 As consideration for the services that the Employee shall render hereunder, the Employee shall be entitled to the following, subject to the provisions of Section 4:

                  (a) Annual Salary - During the Employment Period Employee will receive an annual salary of $213,800 for the first twelve (12) months hereof; $224,200 for the second twelve (12) months hereof; and $237,500 for the final twelve (12) months hereof ("Annual Base Salary"). The Annual Base Salary will be payable in accordance with the standard payroll practices of the Company.

                  (b) Annual Bonus - During the Employment Period Employee will be eligible to receive an annual bonus up to the following amounts: $138,970 with respect to the first twelve (12) months hereof; $145,730 with respect to the second twelve (12) months hereof; and $154,375 with respect to the final twelve (12) months hereof.

                  (c) The Employee shall be entitled to participate on a non-discriminatory basis with all other similarly situated employees of the Company, in any employee voluntary 401(k), insurance or medical insurance plan, or other

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                           benefit plan adopted by Fifth Third Bancorp, or an
                           Affiliate of Fifth Third Bancorp and in effect from time to time, to the extent that such plan is made available to similarly situated employees of the Company and the Employee is eligible to participate in such plan under the applicable provisions thereof. Employee however, shall not participate in the Profit Sharing or Variable Compensation Plans. Employee may participate in the Fifth Third Bancorp Stock Option Plan at the discretion of the Company.

                  (d) Notwithstanding any provision contained herein or in the Affiliation Agreement, except for benefits under any severance plan and/or change-in-control agreement, the Employee shall retain any benefit that he had accrued under any employee benefit plan sponsored by Strongsville Savings Bank or any of its affiliates as of the day preceding the Effective Time (as defined in the Affiliation Agreement). By way of example, and not by way of limitation, the Employee shall be entitled to all pension, retirement and/or deferred compensation accrued under such plans or as of such date. Employee shall also continue vesting under the Executive Supplemental Benefit Agreement between Strongsville and Employee dated July 15, 1997 and the Executive Supplemental Benefit Agreement between Strongsville and Employee dated January 1, 1995 as amended pursuant to an amendment dated July 15, 1997 (collectively, the "SERPs"). The vesting schedule which is part of those agreements is attached as Exhibit 1 hereto. The Company and the Employee agree that the Employee will have no right to receive a lump sum distribution under the SERPs upon the change-in-control of the ownership of Emerald Financial Corp. or Strongsville. Upon the early retirement or termination of employment of Employee, the Company shall pay to Employee all benefits vested under the SERPs at the time of such early retirement or termination in a lump sum payment pursuant to Section 2 of the SERPs.

                  (e) Subject to Employee's collateral assignment of the insurance policy to the Company, the Company shall continue to pay through and including the policy's seventh anniversary on February 24, 2003 the annual premiums due on Employee's Split Dollar Life Insurance Policy (policy #L10220535) issued pursuant to the Split Dollar Life Insurance Agreement dated April 16, 1997. Even if the Employee's employment is terminated prior to the seventh anniversary of the policy, the Company will continue to pay the premiums due on the policy through and including the policy's seventh anniversary on February 24, 2003, subject to the Employee's continued collateral assignment of the policy to the Company. Notwithstanding any provision in the Split Dollar Life Insurance Agreement, there shall be no acceleration of benefits under the Split Dollar Life Insurance Agreement upon a change-in-control of Strongsville or the Company.

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                  (f)      Within six (6) months from the Effective Date of this
                           Agreement, the Company shall provide Employee with written notice of its determination of whether or not the Company intends to continue to maintain the Key Man Life Insurance Policy on Employee (policy #L1018888). If the Company determines not to maintain the policy, Employee shall have a right of first refusal to purchase the policy for the policy's interpolated terminal reserve value. Such right of first refusal must be exercised by Employee within fifteen (15) days from the date the Company gives written notice of its decision pursuant to this
                           Section 3.1(f). If the Company elects to continue to maintain the policy but later elects to discontinue the policy, the Company will use reasonable efforts to offer the Employee the right to purchase the policy but the Company will have no liability to the Employee for failure to make such offer.

                  (g) The Company acknowledges that the Employee owns that certain disability policy insuring the Employee described as policy nos. LAD 052333, LAD 280999 and LAD 283469 issued by UNUM (the "Disability Policy"). The Company further acknowledges that Strongsville currently pays the premiums owed under the Disability Policy. On the Effective Date of this Agreement, the Company agrees to assume the obligation to pay the premiums under the Disability Policy and will continue to make such payments until such time as Employee's employment with the Company is terminated or Employee retires from such employment, on which date the Company shall cease to make such premium payments.


         3.2 The Employee shall be entitled to reimbursement privileges with respect to reasonable business expenses in accordance with the Company's standard reimbursement policy for employees of the Company.

         3.3 The Employee agrees that, unless otherwise approved in writing by the Board, the Employee shall not receive any additional compensation for serving as an officer or director of the Company.

4. TERMINATION. Employment under this Agreement shall terminate prior to the Expiration Date upon the occurrence of any of the following events:

         4.1 MUTUAL AGREEMENT. In the event of the mutual agreement of the parties to the termination of the Employee's employment with the Company under this Agreement (other than pursuant to the sole decision of Employee to resign other than a Resignation for Good Reason pursuant to Section 4.4) the parties shall mutually agree as to the treatment of compensation and benefits to be paid hereunder.




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         4.2 DEATH OR TOTAL DISABILITY.


                  (a) The Employee's employment with the Company under this Agreement shall terminate in the event of the death or Total Disability (as defined below) of the Employee.

                  (b) In the event of Death or Total Disability, Employee (or Employee's estate in the event of death) shall be entitled to receive two-thirds (2/3) of Annual Base Salary, as described in Section 3.1(a) for the remaining term of this Agreement; and the Annual Bonus payable with respect to the year during which the Agreement was terminated prorated for the number of months during that year of the Agreement that this Agreement remained in effect (for example if the Employee's employment is terminated pursuant to this Section after six months of any year that this Agreement is in effect, Employee will be entitled to one-half of his Annual Bonus for that year).

                  (c) For the purposes of this Agreement, "Total Disability" shall be deemed to have the meaning set forth in any long term disability insurance plans in which Employee participates, or, if no such plan is in place, when the Employee shall have been unable to perform the duties of the Employee's employment by reason of illness or incapacity for a period of ninety (90) consecutive days or for a period of one hundred twenty (120) days in any period of fifty-two
                           (52) consecutive weeks, all as determined in good faith by the Board.

         4.3   TERMINATION FOR CAUSE.

                  (a) The Employee's employment with the Company under this Agreement may be terminated by the Company for Cause, at any time upon written notice from the Company to the Employee. For purposes of this Agreement, the term "Cause" shall be defined as: (i) personal dishonesty; (ii) incompetence; (iii) material breach of any provision of this Agreement; (iv) breach of fiduciary duty involving personal profit; (v) intentional failure to perform stated duties; (vi) a material breach of the reasonable policies and procedures for the operation of the Company provided to the Employee by formal action of the Board; (vii) willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or (viii) willful misconduct.

                  (b) Upon any termination pursuant to Section 4.3(a) the Employee (i) shall be entitled to all accrued but unpaid Annual Base Salary under Section 3.1(a) through the date of termination, and (ii) shall forfeit all entitlements to unpaid Annual Base Salary and Annual Bonus and all related benefits and all benefits vested in the Employee prior to termination (unless the applicable benefits plan provides for loss of vested benefits in the event of a termination for Cause).

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                  (c)      (i) For the purposes of Paragraph 4.3(a)(i),
                           "incompetence" shall mean the Employee's inability to perform his duties hereunder due to insufficient knowledge or skills; when determining incompetence, the Board shall measure the Employee's acts and omissions against standards then prevailing in the banking industry. (ii) For purposes of Paragraph 4.3(a)(vii) and 4.3(a)(viii), no act, or failure to act, on the Executive's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. (iii) For purposes of Paragraph 4.3(a)(vii), a cease-and-desist order shall not become final until exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.

                  (d) The Employee shall not be deemed to have been terminated for cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Employee was guilty of conduct set forth above in the second sentence of this Paragraph 4.3(a) and specifying the particulars thereof in detail. In no event will the Employee be subject to termination for cause pursuant to Paragraph 4.3(a)(iii) above unless the Employee shall have failed to cure, correct or prevent the alleged breach within thirty (30) days after such resolution has been delivered to the Employee.

         4.4 TERMINATION OTHER THAN FOR CAUSE; RESIGNATION BY THE EMPLOYEE FOR GOOD REASON. If the Company terminates the Employee's employment for any reason other than Cause (as defined in Section 4.3) or in the event of the Employee's Resignation for Good Reason, the Employee shall be entitled to receive two-thirds (2/3) of Annual Base Salary, as described in Section 3.1(a) for the remaining term of this Agreement; and the Annual Bonus payable with respect to the year during which the Agreement was terminated prorated for the number of months during that year of the Agreement that this Agreement remained in effect (for example if the Employee's employment is terminated pursuant to this Section after six months of any year that this Agreement is in effect, Employee will be entitled to one-half of his Annual Bonus for that year). "Resignation for Good Reason" shall mean the termination of this Agreement by the Employee in the event that there is: (a) A change in the Employee's status, title, position or responsibilities (including reporting responsibilities) which, in the Employee's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities which, in the Employee's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Employee from or failure to reappoint him to any of such positions, except in connection with the termination of his employment for (i) disability, (ii) Cause, (iii) as a result of his death or (iv) by the

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         Employee other than for Good Reason; (b) A reduction by the Company in the Employee's Annual Base Salary or Annual Bonus; (c) Requiring the Employee to be based at any place other than Strongsville, Ohio, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the date of this Agreement; (d) The adverse and substantial alteration in the nature and quality of the office space within which the Employee performs his duties, including the size and location thereof, as well as the secretarial and administrative support provided to the Employee;
         (e) The failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement or benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee becomes a participant, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him prior to the Effective Time and continued by the terms of this Agreement; and (f) Any material breach by the Company of any provision of this Agreement.

5. RESTRICTED ACTIVITIES. In consideration of the benefits to be derived by the Employee under this Agreement, and to preserve the goodwill associated with the business of the Company, the Employee hereby agrees to the following restrictions on the Employee's business activities:

         5.1      (a)      As  a  separate  and  independent  covenant, the
                           Employee agrees that, during the Restricted Period
                           (as defined below), the Employee shall not directly or indirectly, whether for his own account or for the account of any other person, firm, corporation, or other business organization, (i) in the states of Ohio, Kentucky, Indiana, Florida or Arizona, engage in providing Banking Services (as defined below) on behalf of any other business organization who is a competitor of the Company, (ii) provide Banking
                           Services to any Client (as defined below), (iii) make any statement or take any actions that may interfere with the Company's or any Affiliate's business relationships with any Client, (iv) contact either directly or indirectly any Client or otherwise induce or attempt to induce any Client to enter into any business relationship with any person or firm other than the Company or an Affiliate relating to Banking
                           Business of any type, (v) endeavor or entice away from the Company any person who the Employee has actual knowledge that such person is, or was at any time during the period the Employee was employed by the Company or during the Restricted Period, employed by or associated with the Company as an executive, officer, employee, manager, salesperson, consultant, independent contractor, representative or other agent, or (vi) take any actions that may interfere with the Company's property rights in lists of Clients or otherwise diminish the value of such lists to the Company. Notwithstanding any provision contained in this Section 5.1(a), the restrictions contained herein shall not be applicable to any activity of the Employee's spouse or any of his children or other family members and shall not be applicable to any


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                           activity of the Employee which existed at the time of
                           this Agreement and which was disclosed by the Employee to the Company.

                  (b) The term "Restricted Period" shall mean the period beginning on the Effective Date and ending the earlier of: (i) two years after termination of Employee's employment; or (ii) three years from the Effective Date.

                  (c) The term "Banking Services" shall mean retail or commercial deposit or lending business, asset management and all other services which are customarily provided by banks or which are otherwise provided by the Company or its affiliates.

                  (d) For all purposes of this Agreement, the term "Client" shall mean all persons or entities who are or were clients of the Company at the date of termination of employment or at any time during the two year period prior to the date of termination of Employee's employment, any potential clients who to Employee's actual knowledge, have been identified and contacted by a representative of the Company. The term "Client" shall not include any member of the Employee's immediate family, as defined under Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any trust of which the Employee or any member of his immediate family (as defined in Rule 16a-1 of the Exchange Act) is a trustee or beneficiary.

         5.2 As a separate and independent covenant, the Employee agrees that, during the Restricted Period (as defined above), the Employee shall not, either for the Employee's own account or on behalf of any person or entity with which the Employee is associated or affiliated, without prior written approval from the Board, directly or indirectly, own, share in earnings of, or interest in the capital stock of any person, firm or business organization which shall do or attempt to do any of the activities described in Section 5.1, except in accordance with the Employee Investment Criteria set forth below. For purposes hereof, Employee Investment Criteria shall mean an investment in capital stock which meets all of the following criteria: (a) such capital stock is listed on any national or regional securities exchange or has been registered under Section 12(g) of the Exchange Act or constitutes securities of open end investment companies; (b) such investment does not exceed, in the case of any class of the capital stock of any one issuer, five percent (5%) of the issued and outstanding shares; and (c) such investment is in compliance with the Company's code of ethics. Notwithstanding any provisions contained in this Section 5.2, the restrictions contained herein shall not be applicable to any investment of the Employee or any investment of any person or entity with which the Employee is associated or affiliated which existed at the time of this Agreement and which was disclosed by the Employee to the Company.

         5.3 The Employee agrees that, if Employee should breach any of the covenants of Section 5.1 or 5.2 above, the Restricted Periods for all such sections shall be extended by the length of time during which the Employee is in breach of any such covenant.

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         5.4 The Employee and the Company agree that the periods of time and the scope applicable to the covenants of Sections 5.1 and 5.2 are reasonable and necessary to protect the legitimate business interests of the Company without unduly limiting the Employee's ability to obtain employment or otherwise earn a living at the same general level of economic benefit as anticipated by this Agreement. However, if such period or scope should be adjudged unreasonable in any judicial or other dispute resolution proceeding, then the period of time or scope shall be reduced by the extent deemed unreasonable, so that these covenants may be enforced during such period and for such scope as are adjudged to be reasonable.

         5.5 It is understood by and between the parties hereto that the covenants by the Employee set forth in this Section 5 are an essential element of this Agreement and that, but for the agreement of the Employee to comply with such covenants, the Company would not have entered into this Agreement and would not have entered into the Affiliation Agreement. The Company and the Employee have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company and its Affiliates.

6. CONFIDENTIALITY. The Employee agrees that the Employee will not, directly or indirectly, either during the period of the Employee's employment with the Company or any time thereafter, divulge or use any information regarding the business of the Company or any of its Affiliates (including, without limitation, confidential records, Client and customer lists, computer software, data, documents, operational methods, pricing and investment policies and trade know-how and secrets) compiled by, created by, obtained by, or furnished to, the Employee while the Employee is employed by or associated with the Company; provided, however, that this obligation to maintain confidentiality shall not apply to any such information which (a) was already in the Employee's possession prior to his employment with the Company or its predecessor, (b) is or become generally available to the public other than as a result of disclosure by the Employee in violation of this Agreement, or (c) is disclosed to the Employee on a nonconfidential basis from a source other than the Company and not known by the Employee to be subject to a confidentiality agreement between such source and the Company. All materials, records and documents (whether in writing or other tangible form, including electronic media) made by the Employee or coming into the Employee's possession concerning the business or affairs of the Company or any of its Affiliates shall be the sole property of the Company and its Affiliates. Upon the termination of the Employee's employment hereunder for any reason or upon the request of the Company during the Employment Period, the Employee shall promptly deliver such materials, records and documents, and all copies thereof, to the Company or to any Affiliate designated by the Company. The Employee's covenants contained in this
         Section 6 shall survive any termination of the Employee's employment with the Company hereunder for any reason, and shall be enforceable as provided in Section 7 following such termination.

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7.       SPECIFIC PERFORMANCE. The Employee's covenants contained in Sections 5 and 6 shall survive any termination of the Employee's employment with the Company hereunder for any reason, and shall be enforceable following such termination. Without intending to limit the remedies available to the Company, the Employee agrees that damages at law will be an insufficient remedy to the Company in the event that Employee violates any of the terms of Sections 5 and 6 and that the Company may apply for and is entitled to injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of such Sections, in each case without proof of actual damages. Notwithstanding any provision contained herein, in the event that the Employee violates any of the terms of Sections 5 or 6, he shall not (except if such violation constitutes grounds for Termination for Cause and results in reduction of benefits in the event of termination prior to the Expiration Date as set forth in such sections) forfeit any portion of either his Retirement Benefit, as described in Section 3.1(d); or his Incentive Award, as described in Section 3.1(c).

8. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants to the Company that the execution of this Agreement by the Employee and the Employee's performance of the Employee's obligations hereunder will not, with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

9. ASSIGNMENT. Neither party shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party. Any merger or consolidation of the Company (or any direct or indirect parent thereof) or any sale or transfer of all or substantially all of the stock or assets of the Company (or any direct or indirect parent thereof) shall be deemed an assignment in violation of the terms of this Section 9. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and permitted assigns.

10. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

11. WAIVERS. Neither this Agreement nor any term or condition hereof or right hereunder may be waived or shall be deemed to have been waived or modified in whole or in party by any party or by the forbearance of any party to exercise any of its rights hereunder, except by written instrument executed by or on behalf of that party. The waiver by either party of a breach by the other party of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

12. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed effective (a) when delivered personally, (b) when sent by confirmed facsimile, (c) one (1) day after deposit with a commercial overnight courier with written verification of receipt, or
         (d)

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         three (3) days after deposit in the United States mail by certified mail postage prepaid. All communications will be sent to the party to whom they are directed at the addresses set forth below:

         (a)      If to Employee:



         (b)      If to the Company:        Fifth Third Bancorp
                                            38 Fountain Square Plaza
                                            Cincinnati, Ohio 45263
                                            Attention: President & CEO


                  With Copies to:           Fifth Third Bancorp
                                            38 Fountain Square Plaza
                                            Cincinnati, Ohio 45263
                                            Attention: General Counsel

         Any party may change the address to which such notices are to be sent by giving the other parties notice thereof in the manner set forth.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. Without limitation, nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company beyond the expiration of the Employment Period, and Employee specifically acknowledges that if Employee continues to be employed by the Company thereafter, Employee shall be an employee-at-will of the Company.

14. EFFECTIVENESS OF AGREEMENT. Although this Agreement has been executed by the parties as of the date written above, this Agreement shall become effective only and immediately upon consummation of the merger described in the Affiliation Agreement.

15. NO AMENDMENTS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

17. GENDER. Any masculine personal pronoun shall be considered to mean the corresponding feminine personal pronoun, as the context requires.

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18.      COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflicts of law principles hereof.

20.      ARBITRATION. Except for the determination of disability provided for in
         Section 4.2, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction.

21. PAYMENT OF LEGAL FEES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) Employee's termination of employment including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment or (ii) the Employee seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                             FIFTH THIRD BANK,
                                             NORTHWESTERN OHIO, N.A.


                                             By:


                                             Its:



                                             EMPLOYEE




                                             John F. Ziegler



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